Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Media Relations
Irvine Sensors Corporation
714-444-8718
media@irvine-sensors.com

IRVINE SENSORS ANNOUNCES CFO SUCCESSION

COSTA MESA, CALIFORNIA — October 26, 2011 — Irvine Sensors Corporation (OTCBB: IRSN.OB), a provider of intelligent Cyber security solutions and supporting technologies, announced today that John J. Stuart, Jr., the Company’s long-time Chief Financial Officer (“CFO”), has resigned that position in anticipation of his retirement on December 31, 2011. Until December 31, Mr. Stuart will remain Senior Vice President and Chief Accounting Officer of Irvine Sensors with responsibilities to act as the primary interface with outside auditors and counsel for preparation of the Company’s Form 10-K for fiscal 2011.

Succeeding Mr. Stuart as CFO is Dan A. Regalado, who joined Irvine Sensors in September as Senior Vice President of Finance. Mr. Regalado is a seasoned multi-industry financial and operations executive with international and multi-national experience. Most recently, Mr. Regalado was Special Projects CFO of several companies, one of which was Wavien, Inc., a wholly-owned subsidiary of Metromedia Company, one of the U.S.’s largest private companies engaged in telecommunications and energy. His prior experience included positions as Executive Vice President & Chief Financial and Operating Officer of Super Vision International (now Nexxus Lighting Companies), Global Director of Accounting and Interim CFO for Faro Technologies, Inc., and CFO for North American Operations of Swank International Manufacturing Co. Mr. Regalado began his professional career with Arthur Andersen in the Philippines where he holds a CPA license. He holds a Bachelor of Science in Accounting, with a minor in Finance and Business Administration, from the University of Santo Tomas, Manila.

“I am very pleased to join Irvine Sensors as Chief Financial Officer at this pivotal time,” said Mr. Regalado. “I plan to work closely with the executive management team and John Stuart as we transition. Moving forward, I expect to leverage my experience alongside Bill Joll to drive the business and to continue our business optimization efforts.”

Bill Joll, president and CEO of Irvine Sensors commented regarding the announcement, “First of all, I want to thank John Stuart for his tireless efforts. He has been an invaluable member of Irvine Sensors’ management team, and we wish him well in his transition.” Mr.Joll, further stated, “at the same time, we are very pleased to secure someone with Dan Regalado’s public company CFO experience coupled with his global operations background in high-tech commercial operations. These skills will be vital as we continue the transformation of the company and sharpen our focus of delivering next generation cyber security products to both government and commercial customers.”

About Irvine Sensors

Irvine Sensors Corporation is actively engaged in the development and sale of intelligent Cyber security solutions for information technology (IT) for commercial and government environments worldwide. To provide multiple hardware, software and cloud-based product and service offerings that enable Enterprise Threat Management, the Company leverages anti-tamper, 3D stacked chip assemblies, high-speed processors, and miniaturized sensors – all technologies it was instrumental in developing.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This message may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the capabilities of Mr. Regalado to drive our business and support our commercialization strategy. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, our ability to raise additional debt or equity financing to meet the working capital needs of our business; the availability of components intended for integration into our products; the impact of presently unknown competitive alternatives to our products; our ability to resolve any technical issues that may emerge related to our products; government budgetary issues, including constraints, delays and funding priorities; and the general economic, market and political conditions and specific conditions that may impact our operations. Further information on Irvine Sensors Corporation, including additional risk factors that may affect our forward looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and our other SEC filings that are available through the SEC’s website (www.sec.gov).

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